UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2005

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

This Amendment No. 1 amends the current report on Form 8-K of Komag, Incorporated, a Delaware corporation, filed with the Securities and Exchange Commission on May 2, 2005.

Subsequent to our distribution of our 2005 Proxy Statement, we received feedback regarding our Amended and Restated 2002 Qualified Stock Plan, as amended. As a result, effective as of April 29, 2005, our Board of Directors approved a modification to the plan to further clarify that without prior stockholder approval, (i) the administrator of the plan may not reprice stock options, stock appreciation or purchase rights outstanding under the plan by modifying or amending such options or rights or canceling such options or rights and replacing them with new options or rights having a lower exercise price, and (ii) the administrator of the plan may not buyout for a payment in cash or shares of company common stock, stock options, stock appreciation or purchase rights outstanding under the plan. The plan already prohibited the repricing of stock options, stock appreciation and purchase rights outstanding under the plan without prior stockholder approval, and the modifications are intended to clarify these limitations under the plan.

A copy of the modified plan will be filed as an exhibit to our Form 10-Q to be filed for the quarterly period ending April 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

May 3, 2005	By:	Paul G. Judy

Name: Paul G. Judy
Title: Principal Accounting Officer